Mr. Awadhesh Sinha
March 28, 2001
Page 2



                                                  March 28, 2001



Mr. Awadhesh Sinha
Salant Corporation
1114 Avenue of the Americas
New York, New York  10036


Dear Awadhesh:


     Reference is hereby made to the Employment Agreement ("Employment Agreement"), dated February1, 1999 between yourself as the employee and Salant Corporation (the "Corporation"), and the amendment to that Employment Agreement dated July 1, 1999 (the "Amendment").

     We have mutually agreed to amend the Employment Agreement and the Amendment effective as of January 1, 2001 as follows:

     Section 3(a) is hereby deleted in its entirety and substitute with the following therefore:

          "As annual salary for the services to be rendered by the Employee the Corporation shall pay a salary as of January 1, 2001, at the rate of $400,000 per annum until December 31, 2001, payable in equal bi-weekly installments during the Employment Period (the "Salary")."

          Except as specifically set forth herein, the Employment Agreement and the Amendment remain in full force and effect and are hereby ratified, confirmed and approved. The Employment Agreement and Amendment, as modified by this letter, are the only agreements that govern the terms of your employment. All other Letter Agreements and memorandums are hereby null and void.

     If the foregoing correctly sets forth our mutual agreement, please sign and return to me the three attached copies of this letter.

                                                     Very truly yours,

                                                     SALANT CORPORATION



                                                     By:/s/ Michael J. Setola
                                                        ---------------------
                                                       Michael J. Setola
                                                       Chairman of the Board and
                                                       Chief Executive Officer

Accepted and Agreed to


By:/s/Awadhesh Sinha
   -----------------
  Awadhesh Sinha